UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2012

LOWE'S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2012, Lowe’s Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), to sell to the Underwriters, who severally have agreed to purchase, $500,000,000 aggregate principal amount of the Company’s 1.625% notes due 2017, $750,000,000 aggregate principal amount of the Company’s 3.120% notes due 2022 and $750,000,000 aggregate principal amount of the Company’s 4.650% notes due 2042 (the “Notes”).  The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-161697) filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2009.  The Underwriting Agreement contains customary representations, warranties and covenants by the Company, and customary closing conditions, indemnification rights and termination provisions.  The sale of the Notes is expected to close on April 23, 2012.

The Notes will be issued under an amended and restated indenture, dated as of December 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee), as supplemented by a supplemental indenture, to be dated as of April 23, 2012, between the Company and the trustee.  A description of the Notes and a description of the underwriting thereof are included in the Company’s Prospectus Supplement, dated April 16, 2012, filed with the Commission on April 17, 2012 pursuant to Rule 424(b)(2) of the Securities Act.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking, financial advisory and other commercial dealings with the Company in the ordinary course of business.  In particular, the affiliates of some of the Underwriters are participants in the Company’s bank credit facility described in the Company’s filings with the Commission.  They have received or will receive customary fees, commissions or other payments for these transactions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the copy thereof which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On April 19, 2012, the Company announced that Gregory M. Bridgeford, Executive Vice President of Business Development, and Rick D. Damron, Executive Vice President of Store Operations, have been promoted to the newly created positions of Chief Customer Officer and Chief Operating Officer, respectively, effective May 5, 2012.

Mr. Bridgeford, 57, has served as Executive Vice President of Business Development of the Company since 2004.  He has more than 30 years of experience in home improvement, having served in business development and strategic planning roles since 1999.  He joined the Company in 1982 and has served in a variety of increasingly responsible roles, including Senior Vice President of Merchandising and Senior Vice President of Marketing.

Mr. Damron, 49, joined the Company in 1981 and has worked in every aspect of the Company’s store operations.  He has served as Executive Vice President of Store Operations of the Company since 2011, with responsibility for all of the Company’s stores as well as the Company’s specialty sales businesses.  Prior to that he served as Senior Vice President of Logistics from 2009 to 2011, Senior Vice President of Store Operations – North Central Division from 2008 to 2009 and Senior Vice President of Store Operations – Northeast Division from 2004 to 2008.

In connection with their appointment to the new positions, each of Mr. Bridgeford and Mr. Damron will be awarded 25,000 shares of restricted stock effective May 1, 2012.  The shares will become vested on May 1, 2015, subject to their continued employment with the Company through that date.

A copy of the press release announcing Mr. Bridgeford’s and Mr. Damron’s appointments is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1
Underwriting Agreement, dated as of April 16, 2012, by and among Lowe’s Companies, Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named therein

	99.1	Press Release dated April 19, 2012 announcing Executive Promotions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE'S COMPANIES, INC.

Date: April 20, 2012	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Executive Vice President, General Counsel,
Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of April 16, 2012, by and among Lowe's Companies, Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named therein

99.1	Press Release dated April 19, 2012 announcing Executive Promotions